Exhibit 2.01

Resource Extraction Payment Report

Project-level disclosure

The table below sets forth our payments made to governments for the fiscal year ended December 31, 2024, by project and type of payment.

		For the year ended December 31, 2024 (Ps. thousands)(1)
	Major Subnational Political Jurisdiction	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Payments for infrastructure improvements	Community and social responsibility payments	Total
Limestone
El Salitral y Cerro Bayo	Province of Neuquén	9,942	—	32,970	—	—	—	—	—	42,912
Barker	Province of Buenos Aires	754,718	—	6,174	—	—	—	—	—	760,892
La Pampita y Entorno	Province of Buenos Aires	8,782,572	—	63	—	—	—	—	—	8,782,635

Granite
La Preferida	Province of Buenos Aires	329,018	—	16,432	—	—	—	—	—	345,450
Total		9,876,250	—	55,639	—	—	—	—	—	9,931,889

(1) All payments are reported in Argentine Pesos (Ps.) adjusted by inflation according to IAS 29. All payments were made in Ps. As of December 31, 2024, the official nominal exchange rate for pesos into U.S. dollars was Ps. 1,032.5000 per US$1.00 and as of September 19, 2025 the official nominal exchange rate for pesos into U.S. dollars was Ps. 1474.7500 per US$1.00.

Government-level disclosure

The table below sets forth our payments made to governments for the fiscal year ended December 31, 2024, by government and type of payment.

	For the year ended December 31, 2024 (Ps. thousands)(1)
	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Payments for infrastructure improvements	Community and social responsibility payments	Total
Argentina
Province of Neuquen - Direccion Provincial de Rentas	9,942	—	32,970	—	—	—	—	—	42,912
Province of Buenos Aires
Agencia De Recaudacion	483,595	—		—	—	—	—	—	483,595
Subsecretaría de Minería	1,867	—	189	—	—	—	—	—	2,056
Ministerio de Producción de Ciencia e Innovación Tecnológica	—	—	22,480	—	—	—	—	—	22,480
Municipality of Olavarria	8,701,946	—	—	—	—	—	—	—	8,701,946
Municipality of Avellaneda	10,222	—	—	—	—	—	—	—	10,222
Municipality of Benito Juarez	668,678	—	—	—	—	—	—	—	668,678
Total	9,876,250	—	55,639	—	—	—	—	—	9,931,889

(1) All payments are reported in Argentine Pesos (Ps.) adjusted by inflation according to IAS 29. All payments were made in Ps. As of December 31, 2024, the official nominal exchange rate for pesos into U.S. dollars was Ps. 1,032.5000 per US$1.00 and as of September 19, 2025 the official nominal exchange rate for pesos into U.S. dollars was Ps. 1474.7500 per US$1.00.

Payment details disclosure

The table below provides the details of payments made to governments for the fiscal year ended December 31, 2024.

For the year ended December 31, 2024 (Ps. thousands)(1)
Business segment	Project	Resource	Extraction Method	Government	Payment Type	Amount
Cement, masonry cement & lime	El Salitral y Cerro Bayo	Limestone	Open pit	Province of Neuquen - Dirección Provincial de Rentas	Tax	9,942
Cement, masonry cement & lime	El Salitral y Cerro Bayo	Limestone	Open pit	Province of Neuquen - Dirección Provincial de Rentas	Fees	32,970
Cement, masonry cement & lime	La Pampita y Entorno	Limestone	Open pit	Municipality of Olavarría	Tax	8,383,150
Cement, masonry cement & lime	La Pampita y Entorno	Limestone	Open pit	Province of Buenos Aires - Agencia de Recaudación	Tax	397,696
Cement, masonry cement & lime	La Pampita y Entorno	Limestone	Open pit	Province of Buenos Aires - Subsecretaría de Minería	Tax	1,726
Cement, masonry cement & lime	La Pampita y Entorno	Limestone	Open pit	Province of Buenos Aires - Subsecretaría de Minería	Fee	63
Aggregates	La Preferida	Granite	Open pit	Municipality of Olavarría	Tax	318,796
Aggregates	La Preferida	Granite	Open pit	Municipality of Avellaneda	Tax	10,222
Aggregates	La Preferida	Granite	Open pit	Province of Buenos Aires - Ministerio de Producción de Ciencia e Innovación Tecnológica	Fees	16,306
Aggregates	La Preferida	Granite	Open pit	Province of Buenos Aires - Subsecretaría de Minería	Fees	126
Cement, masonry cement & lime	Barker	Limestone	Open pit	Municipality of Benito Juarez	Tax	668,678
Cement, masonry cement & lime	Barker	Limestone	Open pit	Province of Buenos Aires - Agencia de Recaudación	Tax	85,898
Cement, masonry cement & lime	Barker	Limestone	Open pit	Province of Buenos Aires - Subsecretaría de Minería	Tax	142
Cement, masonry cement & lime	Barker	Limestone	Open pit	Province of Buenos Aires - Subsecretaría de Minería	Fees	63
Cement, masonry cement & lime	Barker	Limestone	Open pit	Province of Buenos Aires - Ministerio de Producción de Ciencia e Innovación Tecnológica	Fees	6,111
Total						9,931,889

(1) All payments are reported in Argentine Pesos (Ps.) adjusted by inflation according to IAS 29. All payments were made in Ps. As of December 31, 2024, the official nominal exchange rate for pesos into U.S. dollars was Ps.1,032.5000 per US$1.00 and as of September 19, 2025 the official nominal exchange rate for pesos into U.S. dollars was Ps. 1474.7500 per US$1.00.